Exhibit (s)
Calculation of Filing Fee Table
N-2
(Form Type)
Nuveen Churchill Direct Lending Corp.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Notes	Amount Being Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Equity	Common Stock, $0.01 par value	457(o)	(1)
Fees to be Paid	Equity	Preferred Stock	457(o)	(2)
Fees to be Paid	Other	Subscription Rights	457(o)	(3)
Fees to be Paid	Debt	Debt Securities	457(o)	(4)
Fees to be Paid	Other	Warrants	457(o)	(5)
Fees to be Paid	Unallocated (Universal Shef)		457(o)				$500,000,000	0.0001381	$69,050
Fees Previously Paid	N/A	N/A	N/A		N/A	N/A	N/A		N/A
Carry Forward Securities

Total Offering Amount									$69,050
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$69,050

Exhibit (s)

(1)There is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000.
(2)See Note 1 above.
(3)There is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common stock. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000.
(4)There is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $500,000,000. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000.
(5)See Note 1 above.